Exhibit 99.1
Contacts:

Michael Earley	Al Palombo	Fernando L. Fernandez
Metropolitan Health Networks, Inc.	Metropolitan Health Networks, Inc.	Continucare Corporation
Chairman & CEO	SVP Corporate Communications	Senior Vice President — Finance
(561) 805-8500	(561) 805-8511	(305) 500-2105
mearley@metcare.com	apalombo@metcare.com	fernando_fernandez@continucare.com
METROPOLITAN HEALTH NETWORKS, INC. TO ACQUIRE CONTINUCARE CORPORATION
The $416 Million Acquisition Would Make Metropolitan one of Florida’s Leading Providers of Health Care Services to Medicare Advantage and Medicaid Customers
BOCA RATON and MIAMI, FL, June 27, 2011 — Metropolitan Health Networks, Inc. (NYSE AMEX: MDF), (“Metropolitan”) and Continucare Corporation (NYSE: CNU), (“Continucare”) announced jointly today that they have entered into a definitive merger agreement whereby Metropolitan will acquire Continucare in a cash and stock transaction valued at approximately $416 million at the time of announcement. The transaction will create a company that provides care to over 68,000 Medicare Advantage and Medicaid customers. The combined company will own 31 primary care medical practices, utilize a network of more than 250 contracted, independent, primary care practices, and will operate in 18 Florida counties, including the Daytona, Miami, Ft. Lauderdale, West Palm Beach, and Tampa metropolitan areas.
Under the terms of the merger agreement, each share of Continucare common stock will receive $6.25 per share in cash, and 0.0414 of a share of Metropolitan common stock, which, based upon the share price at the time of announcement, is equal to approximately $0.20. The exact value of the consideration per share will depend on Metropolitan’s share price at closing. Metropolitan expects to issue approximately 2.7 million shares in connection with the pending transaction.
The transaction was unanimously approved by the Board of Directors of Metropolitan. Continucare’s Board of Directors also unanimously approved the merger agreement and has recommended that Continucare’s shareholders approve the merger agreement and the transactions contemplated thereby. In addition, Phillip Frost, M.D., and other shareholders affiliated with Dr. Frost, who collectively own approximately 43% percent of Continucare stock, have agreed to vote their shares in favor of the merger. A vote of a majority of Continucare’s outstanding common stock will be required to approve the merger agreement. The transaction is expected to close in the third calendar quarter of 2011 and is subject to standard closing conditions, including clearance under the Hart-Scott-Rodino Act.
To fund the cash component of the purchase price, Metropolitan plans to use some of its and Continucare’s cash and investments, which combined totaled $93 million at March 31, 2011, and has secured a fully underwritten financing commitment from one of the leading health care lenders, GE Capital, Healthcare Financial Services and its affiliates, to arrange approximately $355 million in new credit facilities. In connection with the financing, GE Capital Markets will serve as Sole Book Runner and Sole Lead Arranger for the debt financing.
The combination of Metropolitan and Continucare will create a company with approximately $660 million in annual revenue, based upon their respective results for the twelve months ended March 31, 2011, and over $90 million in earnings before interest, taxes, depreciation and amortization (EBITDA) for the same period. Metropolitan projects annual cost savings principally from the elimination of public company-related expenses as well as the elimination of certain executive level positions, and that the transaction will be accretive in 2012.
“Continucare is viewed as an accretive and a highly complementary acquisition for Metropolitan...”
commented Michael Earley, Metropolitan’s Chairman and CEO.
“In keeping with our mandate to achieve both organic and acquired growth, it gives us great pleasure to make today’s announcement,” commented Michael Earley, Chairman and Chief Executive Officer of Metropolitan Health Networks, Inc. “For many years Continucare and Metropolitan have each worked diligently in their respective regions throughout Florida to establish high quality and profitable primary care networks and operations that serve Medicare Advantage customers, and in the case of Continucare, Medicaid customers as well. Each of our organizations have independently cultivated businesses that have little overlap and provide exemplary primary care to seniors and others in one of Florida’s fastest growing industries. Continucare is viewed as an accretive and a highly complementary acquisition for Metropolitan, one that we would be proud to culminate,” Earley stated.
While Metropolitan expects to achieve moderate savings through the elimination of certain Continucare public company expenses and the elimination of certain executive leadership positions, it is anticipated that the Continucare operational staff and employees will remain virtually intact as the two organizations integrate and the combined company positions itself for the potential of significant future growth as a combined entity.
“Our two companies align nicely to provide health care solutions for customers in the Medicare and Medicaid markets...” states Earley.
“Our two companies align nicely to provide health care solutions for customers in the Medicare and Medicaid markets, markets which are expected to grow significantly, nationwide, during the next decades. The pairing of Continucare with Metropolitan represents an attractive platform to address not only the growing seniors market in Florida, but the potential for out of state expansion as well. Additionally, with Florida Medicaid soon to be under the managed care umbrella, the potential for growth expands even more. Together the companies have the size and scale required to address these markets most efficiently and we expect that there will be significant employment growth opportunities under the Metropolitan operational model,” Earley concluded.
“This transaction brings resources to our customers and value to our shareholders, while providing stability to the employees of both of our companies...” commented Richard Pfenniger, Chairman, CEO, and President of Continucare.
“Metropolitan and Continucare have established themselves as outstanding providers of care for their patients and have very limited geographic overlap in service offerings. As our industry has evolved, we have sharpened our focus on providing the best possible care to our patients while continuing to create value to our shareholders,” commented Richard Pfenniger, Chairman, Chief Executive Officer, and President of Continucare. “We expect that this transaction will bring resources to our customers and value to our shareholders, while providing stability to the employees of both of our companies, as they continue on a combined growth plan” Pfenniger added. “It’s a great day for all parties involved in this transaction,” he concluded.

“With minimal overlap, we plan to use the human resource capital that the Continucare team has to offer...” commented Dr. Jose Guethon, Metropolitan’s President and COO.
“Metropolitan currently operates in 16 counties, with our largest markets being the Daytona market area in Volusia and Flagler Counties. Approximately 31% of our customers are being cared for through our 13 wholly owned medical practices, with the remainder receiving care through our network of affiliated physician offices. Continucare operates in a complementary fashion with the majority of their customers receiving care through their 18 wholly owned operations in Miami-Dade, Broward and Hillsborough counties, areas in which we have little in the way of facilities or staffing. With minimal overlap, we plan to use the human resource capital that the Continucare team has to offer,” commented Jose A. Guethon, MD, MBA, President and Chief Operating Officer of Metropolitan Health Networks, Inc. “The combination of our two organizations is viewed as strategically and operationally attractive,” Guethon concluded.
Upon completion of the acquisition, Michael Earley will continue to serve as Chief Executive Officer and Chairman of the Board of Directors of Metropolitan, Dr. Jose Guethon will remain as its President and Chief Operating Officer, and Robert Sabo, as its Chief Financial Officer. Reporting to Dr. Guethon, Gemma Rosello, Continucare’s current Executive Vice President of Operations, will continue with Metropolitan in the capacity of President of Continucare Corporation, a wholly-owned subsidiary.
Metropolitan is suspending its current share repurchase program pending the completion of the transaction.
Morgan Joseph TriArtisan LLC is acting as financial advisor to Metropolitan. Greenberg Traurig, LLP is acting as legal advisor to Metropolitan.
UBS Investment Bank and Barrington Research Associates, Inc. are acting as financial advisors to Continucare. Akerman Senterfitt is acting as legal advisor to Continucare.
Paul Hastings, LLC is acting as legal advisor to GE Capital.
Conference Call Information:
Metropolitan Health Networks and Continucare will hold a joint conference call to review the acquisition on Monday, June 27, 2011 at 11:00 a.m. Eastern. The call will be hosted by Michael Earley, Chairman and CEO of Metropolitan and Richard C. Pfenniger, Jr., Chairman, CEO, and President of Continucare. Interested parties may access the conference call by dialing the following numbers: (866) 804-6925 (domestic) or (857) 350-1671 (international), pass code # 19772956. The call will also be available via web cast at the following links:
http://phx.corporate-ir.net/playerlink.zhtml?c=98603&s=wm&e=4143104
www.metcare.com,
www.continucare.com,
http://www.streetevents.com,
http://www.fulldisclosure.com
An audio replay of the call will be available on June 27, 2011 at 2:00 p.m. Eastern through to 11:59 p.m. Eastern on July 4, 2011via the Metropolitan web site or by dialing (888) 286-8010 or (617) 801-6888 — Access code # 12265150.

Forward Looking Statements:
Except for historical matters contained herein, statements made in this document are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the merger, including financial and operating results and benefits that may be realized from the merger, Metropolitan’s and Continucare’s plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. Such forward-looking statements are inherently uncertain. Accordingly, you should not place any undue reliance on any of the forward-looking statements in this document, which are subject to numerous risks and uncertainties, and you should consider all of such information in light of the various risks identified in this document and in the reports filed by Metropolitan and Continucare with the SEC, as well as the other information that Metropolitan and Continucare provide with respect to the pending merger.
Investors and others are cautioned that a variety of factors, including the following, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the proposed merger may not be consummated for a number of reasons, including as a result of the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and Metropolitan and Continucare will incur significant fees and expenses regardless of whether the merger is consummated; (ii) if the merger is not consummated under certain specified circumstances, Metropolitan or Continucare may be required to pay the other a termination fee of up to $12 million, plus up to $1.5 million in fees and expenses; (iii) the receipt of all required regulatory approvals and the satisfaction of the closing conditions to the proposed merger, including approval of the pending transaction by the shareholders of Continucare, and Metropolitan’s ability to complete the required financing as contemplated by the financing commitment; (iv) Metropolitan’s ability to integrate the operations of Continucare and realize the anticipated revenues, economies of scale and cost synergies in connection with the transaction, including the potential for unanticipated issues, expenses and liabilities associated with the merger and the risk that Continucare fails to meet its expected financial and operating targets; (v) the potential for diversion of management time and resources in seeking to complete the merger and integrate the operations of Continucare; (vi) the potential failure to retain key employees of Continucare; (vii) the impact of Metropolitan’s significantly increased levels of indebtedness as a result of the transaction on Metropolitan’s funding costs, operating flexibility and ability to fund ongoing operations with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets; (viii) the potential for dilution to Metropolitan shareholders as a result of the transaction; and (ix) the ability of Metropolitan to operate pursuant to the terms of its debt obligations, including its obligations under financings undertaken to complete the Continucare transaction. Metropolitan and Continucare are also subject to the risks and uncertainties described in their respective filings with the SEC, including Metropolitan’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and Continucare’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2010. Metropolitan and Continucare disclaim any obligation to update and revise statements contained in this document based on new information or otherwise.
Additional Information about this Transaction
This press release shall not constitute an offer of any securities for sale. In connection with the pending transaction with Continucare, Metropolitan will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Continucare that also constitutes a prospectus of Metropolitan. Continucare will mail the definitive proxy statement/prospectus to its stockholders. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PENDING TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Metropolitan and Continucare with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when available) and the other documents filed by Metropolitan and Continucare with the SEC may also be obtained for free by accessing Metropolitan’s website at www.metcare.com and clicking on the “Investors” link then clicking on the link for “SEC Filings” or by accessing Continucare’s website at www.continucare.com and clicking on the “Investor Relations” link and then clicking on the link for “SEC Filings”. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Metropolitan, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431 Attention: Al Palombo, or to Continucare, 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126, Attention: Fernando Fernandez.
Participants in this Transaction
Continucare, Metropolitan and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Continucare in favor of the pending transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the pending transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Continucare’s executive officers and directors in its definitive proxy statement filed with the SEC on January 20, 2011. You can find information about Metropolitan’s executive officers and directors in its definitive proxy statement filed with the SEC on May 2, 2011. You can obtain free copies of these documents from Continucare or Metropolitan, respectively, using the contact information above.
About Metropolitan Health Networks, Inc.:
Metropolitan is a growing health care organization that provides comprehensive health care services for Medicare Advantage members and other patients in Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at www.metcare.com
About Continucare Corporation:
Continucare provides primary care physician services on an outpatient basis through a network of medical facilities. Continucare has 18 well-appointed medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides medical management services to independent primary physician affiliates in South Florida, assisting them with medical utilization, pharmacy management and specialist network development, thereby allowing them more time for patient care. Also, through its subsidiary, Seredor Corporation, Continucare operates or manages more than 70 sleep diagnostic centers in 15 states. For more information please visit www.continucare.com.